Exhibit 10.1

EXECUTION COPY

SECURED EXIT CREDIT AGREEMENT,

Dated as of February 22, 2011,

among

HAINING MENGNU GROUP CO., LTD., as Exit Credit Provider,

and

JENNIFER CONVERTIBLES, INC. AND ALL AFFILIATED ENTITIES, as Obligors

Exhibits and Schedules

Exhibit A                      Tranche E Note

Exhibit B                      Tranche E Security Agreement

Exhibit C                      LOC Facility Security Agreement

SECURED EXIT CREDIT AGREEMENT dated as of February 22, 2011 among JENNIFER CONVERTIBLES, INC. AND ALL ITS SUBSIDIARIES1 (collectively “Jennifer” or the “Obligors” or the “Debtors,”) and HAINING MENGNU GROUP CO., LTD. (“Mengnu” or the “Exit Credit Provider”).  The parties shall be collectively referred to as Parties and individually as a Party.

RECITALS

WHEREAS, Debtors have commenced cases under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York on July 18, 2010 (primary case no. 10-13779 (ALG)) (collectively, the “Case” or the “Chapter 11 Cases”) and Debtors have retained possession of their respective assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession;

WHEREAS, on December 22, 2011 the Court entered the Final DIP Order approving the DIP Agreement.

WHEREAS, pursuant to the terms of the DIP Agreement and the Final DIP Order, Jennifer owes Mengnu, as of the date hereof, $2,762,145.29, secured by all of Jennifer’s assets except as specifically excluded in the DIP Agreement.

WHEREAS, Jennifer has requested that Mengnu continue and increase the amount of the LOC (as that term is defined and more fully described in the DIP Agreement) in favor of the Credit Card Processor or other parties.

WHEREAS, Jennifer has requested that Mengnu provide exit credit on the Effective Date in the form of (i) the LOC in an amount of $3 million, which amount may be increased to an amount not to exceed $5 million at the request of Jennifer and the consent of Mengnu (the “LOC Facility”), and (ii) (a) in Mengnu’s discretion, re-lending of amounts owed by Jennifer to Mengnu that accrued, whether due and owing or not,  under the DIP Agreement, including, but not limited to, monies owed in connection with the LOC under the DIP Agreement as of the date hereof, and (b) additional funds provided by Mengnu (the “Cash Facility” and, collectively with the LOC Facility, the “Exit Credit”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

____________________
1 Hartsdale Convertibles, Inc. shall be an Obligor under this Agreement in connection with the (i) LOC Facility, and (ii) Cash Facility only to the extent it is an Obligor under the Tranche E Note

“Agreement” shall mean this agreement.

“Affiliate” shall mean any company or entity that is owned by a Debtor or by a subsidiary of a Debtor.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, 11 U.S.C. §§101 et seq, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

“Cash Facility” shall have the meaning ascribed in the Recitals.

“Chapter 11 Cases” shall have the meaning ascribed in the Recitals.

“Closing Date” shall mean the date on which the Agreement shall have been executed by the Parties which shall not be later than the Effective Date.

“Collateral” shall have the meaning ascribed to it in the Security Agreement.

“Credit Card Processor” shall mean Merrick Bank.

“Debtors” shall have the meaning ascribed in the Recitals.

“DIP Agreement” shall mean that certain Senior Secured and Super-Priority Debtor in Possession Credit Agreement by and between the Parties dated as of November 19, 2010.

“DIP Financing” shall have the meaning ascribed in the Recitals.

“Effective Date” shall mean the date hereof.

“Exit Credit Provider” shall have the meaning ascribed in the Preamble.

“Exit Credit”  shall have the meaning ascribed in the Recitals.

“Final DIP Order” shall mean the final order of the Bankruptcy Court approving the DIP Agreement.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Jennifer” shall have the meaning ascribed in the Preamble.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or on such asset.

“LOC Facility” shall have the meaning ascribed in the Recitals.

“LOC Facility Security Agreement” shall mean that certain security agreement entered into by the parties to secure the Obligations arising from the LOC Facility, annexed hereto as Exhibit E.

“LOC Fee” shall have the meaning ascribed in section 2.02 of this Agreement.

“Material Adverse Effect” shall mean a material impairment of the ability of any Obligor to perform any of its Obligations under this Agreement.

“Mengnu” shall have the meaning ascribed in the Preamble.

“Obligation” shall have the meaning ascribed in Article 4 of this Agreement.

“Obligor” shall include any Affiliate of the Obligors.

“Obligors” shall have the meaning ascribed to them in the Preamble.

“Petition Date” shall mean July 18, 2010.

“Termination Date” shall have the meaning ascribed to it in Article 8 of this Agreement.

“Termination Event” shall have the meaning ascribed to it in Article 8 of this Agreement.

“Tranche E Note” shall mean the aggregate, without duplication, of all items that are set forth in the note annexed hereto as Exhibit A.

“Tranche E Security Agreement” shall mean the aggregate, without duplication, of all items that are set forth in the agreement annexed hereto as Exhibit B.

“UCC” shall mean the Uniform Commercial Code.

“USA Patriot Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

Section 1.02.  Terms Generally; Pro Forma Calculations.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, equity interests, accounts and contract rights.  The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require.

ARTICLE 2
THE CREDITS

Section 2.01.  Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties set forth herein, Mengnu agrees (a) to provide Jennifer with the Cash Facility and (b) to provide Jennifer with the LOC Facility in an amount up to and including $5 million as Jennifer may request and Mengnu, in its sole discretion, may decide.

Section 2.02.  Payment of Obligations.

(a)         With respect to the repayment of the Cash Facility, Mengnu shall receive the Tranche E Note and Tranche E Security Agreement filed contemporaneously herewith and annexed hereto as Exhibit A and Exhibit B, and Jennifer shall be obligated to pay Mengnu pursuant to, and be bound by terms of, the Tranche E Note and Tranche E Security Agreement.  The Tranche E Note and Tranche E Security Agreement are separate and apart from this Agreement.  Jennifer shall be bound by the terms of the Tranche E Note and Tranche E Security Agreement notwithstanding the validity of some or all of the provisions of this Agreement.

(b)         With respect to the repayment of the LOC Facility, Jennifer shall repay Mengnu all amounts drawn by any beneficiary of a letter of credit issued in connection with the LOC Facility for which Mengnu is obligated to repay the bank that issued the letter of credit on the earlier of (a) the Termination Date or (b) five (5) business days following the occurrence of such a drawing.

(c)         With respect to the LOC Facility, Jennifer shall be obligated to pay Mengnu a fee (the “LOC Fee”) in connection with the LOC Facility equaling 5% per annum applied to the face amount of the LOC Facility commencing as of the Effective Date (without regard to whether any drawings have been made and computed on the basis of the actual number of days elapsed over a year of 365 days calculated from and including the date the LOC Facility is issued to but excluding the date the LOC Facility expires or is otherwise withdrawn or terminated). Jennifer shall pay the LOC Fee on a semi-annual basis, to be paid beginning the first business day that is six (6) months following the date the LOC Facility is issued and each subsequent six (6) months until the Termination Date.

Section 2.03.  Security of Obligations.

(a)         All Obligations with respect to the Cash Facility shall be secured pursuant to the terms of the Tranche E Note and Tranche E Security Agreement.

(b)         All Obligations with respect to the LOC Facility shall be secured by the Collateral, as set forth in that certain LOC Facility Security Agreement annexed hereto as Exhibit C.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each Obligor jointly and severally represents and warrants to the Exit Credit Provider that:

Section 3.01.  Organization; Powers. The Obligors represent and warrant to Mengnu that (i) each Obligor is duly organized, validly existing, and is or will be in good standing under the laws of the jurisdiction of its formation and (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof.

Section 3.02.  Mengnu represents and warrants that (i) it is validly existing as a corporation in good standing under the laws of the People’s Republic of China and has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and (ii) assuming this Agreement has been duly executed and constitutes the valid and legally binding obligation of Jennifer, this Agreement constitutes its valid and legally binding obligation.

Section 3.03.  Title to Properties. Each Obligor has good and marketable title to, or valid leasehold interests in the Collateral.

Section 3.04.  Tax Returns.  Each Obligor has timely filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects.  Each Obligor has timely paid or timely caused to be paid all material taxes that were shown to be due on such tax returns, except taxes that are being contested in good faith by appropriate proceedings and for which the Obligor, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

Section 3.05.  No Material Misstatements.  No report, financial statement, exhibit, schedule or other written information furnished by or on behalf of any Obligor for use in connection this Agreement or in connection with the negotiation of the terms of this Agreement, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such report, financial statement, exhibit, schedule or other written information was based upon or constitutes a forecast or projection, each Obligor represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Obligors, except where accounting principles are not applicable to information outside of a financial statement) and due care in the preparation of such information, report, financial statement, exhibit, schedule or other written information.

Section 3.06.  Insurance.   The Debtors have valid and existing insurance policies protecting the Collateral from damage and/or theft.  As of such date, such insurance is in full force and effect and all premiums have been duly paid.  The Obligors have insurance in such amounts and covering such risks and liabilities as are in accordance with normal and prudent industry practice.  None of the Obligors have received notice from any insurer (or agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such.

Section 3.07.  Labor Matters.  As of the Closing Date, there are no strikes, lockouts or slowdowns against any Obligor threatened.  The hours worked by and payments made to employees of any Obligor have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  The consummation of this Agreement will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Obligor is bound.

Section 3.08.  Intellectual Property.  Each Obligor owns, is licensed or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by each of Obligor does not infringe upon the rights of any other person or entity, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.09.  Sanctioned Persons; USA Patriot Act.  To the knowledge of the Obligor, no Obligor, or director, officer, agent, employee or Affiliate of the Obligor is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Obligor will not directly or indirectly use the proceeds of the Obligations or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.  The Obligors are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the USA Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of this Agreement will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE 4
OBLIGATIONS

Section 4.01.  Obligations. Jennifer shall be obligated to repay Mengnu pursuant to Article 2 of this Agreement.

Section 4.02.  Joint and Several Liability.  Each Obligor shall be jointly and severally liable for the Obligations.

ARTICLE 5
USE OF PROCEEDS

Section 5.01.  The proceeds provided under this Agreement shall be used to repay all obligations owed under the DIP Agreement and to provide working capital to Jennifer.

ARTICLE 6
CONDITIONS PRECEDENT

Section 6.01.  The obligations of the Exit Credit Provider hereunder in connection with the Exit Credit are subject to the satisfaction of the following conditions:

(a)           the representations and warranties set forth in this Agreement and in the Tranche E Note and Tranche E Security Agreement shall be true and correct in all material respects;

(b)           the Court approves the Debtors’ plan of reorganization; and

(c)           the Effective Date has occurred on or before February 28, 2011.

ARTICLE 7
AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees that it will abide by the covenants contained in this Agreement which shall remain in effect until the Obligations have been repaid including interest, fees and all other expenses or amounts payable under this Agreement, and each Obligor shall:

Section 7.01.  Existence; Businesses and Properties.  a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as occasioned by the Chapter 11 Cases.

(b)           (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect; (iii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

Section 7.02.  Insurance.  Keep its insurable properties and assets adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions, and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

ARTICLE 8
EVENTS OF DEFAULT

Section 8.01.  Events of Default.  Each of the following shall constitute an Event of Default:

   (a)           Any breach of a representation, warranty, affirmative or negative covenant contained in this Agreement.

(b)         With respect to the LOC facility, failure of any Obligor to timely make payments on any Obligation, as set forth in Section 2.02(b) and Section 2.02(c), or

(c)         With respect to the Cash Facility, a default under the Tranche E Note and Tranche E Security Agreement.

ARTICLE 9
TERMINATION

Section 9.01.  The following shall constitute a termination event (a “Termination Event”  under this Agreement:

(a)         Notice of the occurrence an Event of Default that cannot be cured;

(b)         The occurrence of an Event of Default under Section 8.01(a) that can be cured but has not been cured within thirty (30) days of notice of the Event of Default; or

(c)         The occurrence of an Event of Default under Section 8.01(b) that can be cured but has not been cured within five (5) business days of notice of the Event of Default.

(d)         The occurrence of an Event of Default under Section 8.01(c) that gives the Exit Credit Provider the right to exercise its remedies under the Tranche E Note and Tranche E Security Agreement.

Section 9.02.  This Agreement shall terminate on the earliest of (i) the date of the occurrence of a Termination Event (ii) any date upon 30 days notice by the Obligor or (iii) any date after December 31, 2012 upon 30 days notice by Mengnu (the “Termination Date”).

Section 9.03.  Notwithstanding the above, the Agreement shall not be terminated if Mengnu, in its discretion, advises Jennifer that it does not consider the Agreement terminated.  Mengnu shall have the option to reinstate the Agreement upon notice to Jennifer notwithstanding the occurrence of a Termination Event.

Section 9.04.  Effect of Termination.

(a)          A Termination Event shall terminate the Agreement and all of Mengnu’s obligations hereunder subject to the provisions contained in this Agreement but shall not affect the Obligors’ Obligations or any of Mengnu’s rights.

(b)         Upon a Termination Event, all amounts owed under the Agreement shall be immediately due and owing to Mengnu and Mengnu shall have the right to take all remedial actions at its disposal without further notice to Jennifer, including foreclosing on the Collateral and implementing all remedies granted to Mengnu under the Tranche E Note and Security Agreement (notwithstanding whether the Termination Event arose in connection with sections 9.01(a), (b), or (c) of this Agreement).

ARTICLE 10
MISCELLANEOUS

Section 10.01.  This Agreement shall be subject to that certain inter-creditor agreement by and between, among others, Mengnu and the Jennifer Convertibles Inc. Litigation Trust, dated February 22, 2011.

Section 10.02.  Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)           If to the Debtors, at:

Jennifer Convertibles, Inc.
417 Crossways Park Drive
Woodbury, NY 11797
Attn:  Rami Abada

If to Mengnu:

James Jiang
c/o King & Wood, LLC
444 Madison Avenue, 42nd Floor
New York, NY 10022

Section 10.03.  Survival of Agreement.  All (i) covenants, agreements, representations and warranties made by the Parties in the Agreement and in the certificates or other documents delivered in connection therewith (ii) Obligations arising under this Agreement, and (iii) all rights provided to the Exit Credit Providers, shall survive notwithstanding an Event of Default or the termination of this Agreement.

Section 10.04.  Binding Effect.  This Agreement shall become effective when it shall have been executed by each of the Parties.

Section 10.05.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Obligors or the Exit Credit Provider that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 10.06.  Entire Agreement.  This Agreement constitutes the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement.

Section 10.07.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.  Moreover, the invalidity of any portion of this Agreement, or the entire Agreement, shall have no bearing on Jennifer’s duties and obligations under the Tranche E Note and Security Agreement annexed hereto as Exhibit A and Exhibit B.

Section 10.08.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective on the Closing Date.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.09.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not part of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JENNIFER CONVERTIBLES, INC.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

JENNIFER CONVERTIBLES BOYLSTON MA, INC.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

ELEGANT LIVING-MANAGEMENT, LTD.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

JENNIFER MANAGEMENT III, LTD.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

JENNIFER PURCHASING CORP.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

JENNIFER MANAGEMENT II CORP.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

JENNIFER MANAGEMENT V, LTD.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

NATICK CONVERTIBLES, INC.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

NICOLE CONVERTIBLES, LTD.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

WASHINGTON HEIGHTS CONVERTIBLES, INC.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

HARTSDALE CONVERTIBLES, INC.

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

HAINING MENGNU GROUP CO. LTD.

By:	/s/ James Jiang
	Name:	James Jiang
	Title:	Director

Exhibit A

Tranche E Note

Exhibit B

Tranche E Security Agreement

 Exhibit C

LOC Facility Security Agreement